Exhibit 99.1
BigBear.ai Announces Fourth Quarter 2025 Results; Releases 2026 Financial Outlook

•Closed 2025 with strongest financial position in Company history
•Total cash and investments of $462 million as of December 31, 2025
•Settled the remaining $125 million of 2029 Convertible notes, primarily through the Company’s exercise of debt-to-equity conversion features in January 2026.
•Closed acquisitions of Ask Sage (December 2025), and CargoSeer (January 2026), and expanded into the Middle East, which positions the Company for solid growth in 2026
•The Company projects full-year 2026 revenue between $135 million and $165 million, representing approximately 17% growth at the midpoint compared to full-year 2025 revenue of $128 million

McLean, VA– March 2, 2026 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the fourth quarter of 2025 and issued an investor presentation that has been posted to the Investor Relations section of the Company’s website.

“At the start of 2025, we set out to transform our financial foundations to establish a base from which to accelerate in 2026. We have delivered exactly that. As of year-end 2025, BigBear.ai is in the strongest financial position in the company’s history. I am tremendously grateful to our team for the work they have done. We have reduced our debt by more than 90%, established a powerful cash position that gives us the freedom to invest in catalytic technologies, expanded internationally, and acquired two highly specialized technology companies which play directly into our two core markets in national security and travel & trade,” said Kevin McAleenan, CEO of BigBear.ai.

“The U.S. Government’s AI Acceleration Strategy plays directly to our strengths. Unlike many AI and technology companies, we deeply understand the reality operators face. Our national security customers and global partners need the ability to apply emerging tech securely, more rapidly and with greater flexibility than ever before to address emerging threats and challenges. And that's what we intend to keep doing for them.”

“There were many significant milestones in 2025: we raised $693 million of proceeds from our ATM facilities and warrants; and closed the purchase of Ask Sage, the largest acquisition in BigBear’s history. Further, we have already started 2026 by settling our 2029 Notes, which amounted to $182 million in the beginning of 2025, and also closing on the acquisition of CargoSeer.” said Sean Ricker, CFO of BigBear.ai.

Financial Highlights
•Revenue decreased 38% to $27.3 million for the fourth quarter of 2025, compared to $43.8 million for the fourth quarter of 2024 primarily due to lower volume on Army programs.
•Gross margin was 20.3% in the fourth quarter of 2025, compared to 37.4% in the fourth quarter of 2024, due to significant one-time high margin contracts in the fourth quarter of 2024, which did not recur in the fourth quarter of 2025.

*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

•Net loss in the fourth quarter of 2025 was $5.8 million, compared to a net loss of $138.2 million for the fourth quarter of 2024. The decrease in net loss was primarily driven by non-cash gain of $50.2 million related to derivative liabilities associated with changes in the fair value of the convertible features of the 2029 and 2026 Notes and warrants for the fourth quarter of 2025 compared to a non-cash loss of $93.3 million for the fourth quarter of 2024. Further there was a non-cash loss on extinguishment of debt in fourth quarter of 2024 of $31.3 million. Additionally, the Company realized an income tax benefit of $21.7 million related to a change in tax valuation allowances resulting from the Ask Sage acquisition. This was partially offset by impairment of long-lived assets of $53.4 million during the fourth quarter of 2025.
•Non-GAAP Adjusted EBITDA* of $(10.3) million for the fourth quarter of 2025 compared to $2.0 million for the fourth quarter of 2024, primarily driven by a decrease in gross margin as well as an increase in research and development, and SG&A expenses.

The above information on financial outlook, and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted, as the case may be. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Summary of Results for the Fourth Quarter Ended and Years Ended
December 31, 2025 and December 31, 2024
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
$ thousands (expect per share amounts)	2025	2024	2025	2024
Revenues	$27,300	$43,827	$127,672	$158,236
Cost of revenues	21,752	27,422	99,194	113,016
Gross margin	5,548	16,405	28,478	45,220
Operating expenses:
Selling, general and administrative	25,658	22,243	95,132	80,040
Research and development	4,818	2,334	16,752	10,863
Restructuring charges	113	(30)	4,370	1,287
Transaction expenses	2,082	—	2,082	1,450
Impairment of long-lived assets	53,403	—	53,403	—
Goodwill impairment	—	—	70,636	85,000
Operating loss	(80,526)	(8,142)	(213,897)	(133,420)
Interest expense	3,977	6,258	18,116	25,647
Interest income	(6,687)	(486)	(13,253)	(2,293)
Net (decrease) increase in fair value of derivatives	(50,168)	93,262	92,794	107,658
Loss on extinguishment of debt	—	31,272	2,577	31,272
Other (income) expense	(40)	11	1,505	99
Loss before taxes	(27,608)	(138,459)	(315,636)	(295,803)
Income tax benefit	(21,778)	(278)	(21,722)	(256)
Net loss	$(5,830)	$(138,181)	$(293,914)	$(295,547)

Basic and diluted net loss per share	$(0.01)	$(0.55)	$(0.82)	$(1.27)

Weighted-average shares outstanding:
Basic	436,683,643	250,575,733	358,801,375	233,604,500
Diluted	436,683,643	250,575,733	358,801,375	233,604,500

Consolidated Balance Sheets as of
December 31, 2025 and December 31, 2024
(Unaudited)

$ in thousands (except per share amounts)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$87,126	$50,141
Restricted cash	5,521	—
Available for sale investments	200,461	—
Accounts receivable, less allowance for credit losses	22,703	38,953
Contract assets	218	895
Prepaid expenses and other current assets	14,514	3,768
Total current assets	330,543	93,757
Non-current assets:
Property and equipment, net	1,562	1,566
Goodwill	241,100	119,081
Intangible assets, net	139,470	119,119
Available for sale investments	173,949	—
Right-of-use assets	7,063	9,263
Other non-current assets	860	990
Total assets	$894,547	$343,776

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,088	$8,455
Short-term debt, including current portion of long-term debt	16,560	818
Accrued liabilities	19,649	19,496
Contract liabilities	14,756	2,541
Current portion of long-term lease liability	1,095	1,068
Derivative liabilities	116,906	170,515
Other current liabilities	10,466	73
Total current liabilities	185,520	202,966
Non-current liabilities:
Long-term debt, net	90,484	135,404
Long-term lease liability	6,673	9,120
Total liabilities	282,677	347,490
Stockholders’ equity (deficit)
Common stock, par value $0.0001; 500,000,000 shares authorized and 436,955,655 shares issued and outstanding at December 31, 2025 and 251,554,378 shares issued and outstanding at December 31, 2024	46	26
Additional paid-in capital	1,534,792	625,130
Treasury stock, at cost 9,952,803 shares at December 31, 2025 and December 31, 2024	(57,350)	(57,350)
Accumulated deficit	(865,555)	(571,641)
Accumulated other comprehensive (loss) income	(63)	121
Total stockholders’ equity (deficit)	611,870	(3,714)
Total liabilities and stockholders’ equity (deficit)	$894,547	$343,776

Consolidated Statements of Cash Flows for the Fourth Quarter and Years Ended
December 31, 2025 and December 31, 2024
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
$ in thousands	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(5,830)	$(138,181)	$(293,914)	$(295,547)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	4,233	3,133	15,281	11,873
Amortization of debt discount and issuance costs	2,108	3,169	9,057	13,428
Accretion of discount on investments in debt securities	(841)	—	(966)	—
Equity-based compensation expense	6,290	5,053	23,330	21,127
Goodwill impairment	—	—	70,636	85,000
Impairment of long-lived assets	53,403	—	53,403	—
Non-cash lease expense	246	167	2,200	720
Provision for doubtful accounts	—	8	351	228
Deferred income tax benefit	(21,660)	(291)	(21,660)	(328)
Loss on extinguishment of debt	—	31,272	2,577	31,272
(Decrease) increase in fair value of derivatives	(50,168)	93,262	92,794	107,658
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	2,998	(6,357)	17,237	(11,753)
Decrease in contract assets	1,962	849	677	3,927
(Increase) decrease in prepaid expenses and other assets	(7,232)	536	(10,370)	2,076
(Decrease) increase in accounts payable	(2,809)	4,197	(5,698)	(4,027)
Decrease in accrued expenses	(6,768)	(10,483)	(254)	(2,873)
(Decrease) increase in contracts liabilities	(373)	28	593	514
Increase (decrease) in other liabilities	2,607	(1,168)	2,775	(1,414)
Net cash used in operating activities	(21,834)	(14,806)	(41,951)	(38,119)
Cash flows from investing activities:
Purchases of investments in debt securities	(305,706)	—	(564,445)	—
Proceeds from maturities and sales of investments in debt securities	191,154	—	191,154	—
Acquisition of business, net of cash acquired	(229,025)	—	(229,025)	13,935
Purchases of property and equipment	(252)	(180)	(525)	(484)
Capitalized software development costs	—	(3,234)	(3,841)	(10,630)
Net cash (used in) provided by investing activities	(343,829)	(3,414)	(606,682)	2,821
Cash flows from financing activities:
Proceeds from issuance of shares for exercised RDO and PIPE warrants	—	—	64,673	53,809
Payment of Private Placement and Registered Direct Offering transaction costs	—	—	(551)	—
Proceeds from at-the-market offering	—	—	637,073	—
Payment of transaction costs for at-the-market offering	—	—	(8,284)	—
Proceeds from short-term borrowings	—	817	—	817
Repayment of short-term borrowings	—	—	(818)	(1,229)
Payment of debt issuance costs to third parties	—	(349)	(4,679)	(349)
Proceeds from exercise of options	61	302	3,665	421
Issuance of common stock upon ESPP purchase	1,310	760	2,379	1,367
Payments of tax withholding from the issuance of common stock	(108)	765	(2,145)	(2,378)
Net cash provided by financing activities	1,263	2,295	691,313	52,458
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	467	482	(174)	424
Net (decrease) increase in cash, cash equivalents and restricted cash	(363,933)	(15,443)	42,506	17,584
Cash, cash equivalents, and restricted cash at the beginning of the period	456,580	65,584	50,141	32,557
Cash, cash equivalents, and restricted cash at the end of the period	$92,647	$50,141	$92,647	$50,141

EBITDA* and Adjusted EBITDA* for the Fourth Quarter and Years Ended
December 31, 2025 and December 31, 2024
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
$ thousands	2025	2024	2025	2024
Net loss	$(5,830)	$(138,181)	$(293,914)	$(295,547)
Interest expense	3,977	6,258	18,116	25,647
Interest income	(6,687)	(486)	(13,253)	(2,293)
Income tax benefit	(21,778)	(278)	(21,722)	(256)
Depreciation and amortization	4,233	3,132	15,281	11,872
EBITDA	(26,085)	(129,555)	(295,492)	(260,577)
Adjustments:
Equity-based compensation	6,290	5,053	23,330	21,127
Employer payroll taxes related to equity-based compensation(1)	125	244	2,011	985
Net (decrease) increase in fair value of derivatives(2)	(50,168)	93,262	92,794	107,658
Restructuring charges(3)	113	(30)	4,370	1,287
Non-recurring strategic initiatives(4)	3,944	1,517	9,075	6,459
Non-recurring litigation(5)	—	23	30	1,142
Transaction expenses(6)	2,082	—	2,082	1,450
Non-recurring integration costs(7)	44	175	44	1,800
Goodwill impairment(8)	—	—	70,636	85,000
Impairment of long-lived assets(9)	53,403	—	53,403	—
Loss on extinguishment of debt(10)	—	31,272	2,577	31,272
Adjusted EBITDA	$(10,252)	$1,961	$(35,140)	$(2,397)

(1)	Includes employer payroll taxes due upon the vesting of equity awards granted to employees.
(2)	The change in fair value of derivatives during the year ended December 31, 2025 relates to the remeasurement of the 2025 warrants, IPO warrants and the 2026 and 2029 Notes Conversion Options derivative liabilities. The change during the year ended December 31, 2025, relates to the $14.0 million loss recorded upon the exercise of the 2024 RDO and 2024 PIPE Warrants (the “2024 Warrants”) and issuance of the warrants in 2025 (the “2025 Warrants”) in connection with the warrant exercise agreements entered into on February 5, 2025. During the year ended December 31, 2025, there was loss related to a mark-to-market adjustment of $59.9M for the debt to equity conversions during the period. There was a gain related to the fair market value adjustment on the 2025 warrants and the private warrants of $2.3 million. Additionally, there was a loss of $20.8 million fair market value adjustments of the 2026 and 2029 Notes Conversion Option, during the year ended December 31, 2025.

The increase in fair value of derivatives during the year ended December 31, 2024, relates to the $42.3 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (the “2023 Warrants”) and issuance of the warrants in 2024 (the “2024 Warrants”) in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. The additional loss relates to $11.4 million fair market value adjustment of the 2026 Notes Conversion Option, 2024 Warrants, and IPO Private Warrants during the year ended December 31, 2024. This loss is net of a $10.6 million gain related to the issuance of the 2024 Warrants and was further offset by a reduction of $11.4 million upon remeasurement of the 2024 Warrants and IPO Private Warrants’ fair value during the year ended December 31, 2024. Additionally, for the year-ended December 31, 2024, there was a $54.4 million loss related to the fair market valuation of the derivative liabilities in connection with the 2029 Convertible Notes.

(3)	Employee separation costs associated with strategic reviews of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees incurred in connection with discrete, non-recurring strategic initiatives, including business transformation and strategy realignment consulting services which management does not consider part of the Company’s ongoing operating expenses.
(5)	Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.
(6)	Transaction expenses during the year ended December 31, 2024 consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition. Transaction expenses during the year ended December 31, 2025 consist primarily of diligence, legal and other related expenses incurred associated with the Ask Sage acquisition, as well as expenses incurred to explore other acquisition options.
(7)	Non-recurring internal integration costs related to the Pangiam and Ask Sage acquisitions, respectively.
(8)	During the year ended December 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam. During the year ended December 31, 2025, the company recognized a non-cash goodwill impairment charge primarily driven by a change in forecast during the second quarter of 2025.
*EBITDA and Adjusted EBITDA are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

(9)
During December 2025, the Company recognized a non-cash impairment of its intangible assets, primarily driven by certain revenue contracts with the U.S. government that resulted in downward revisions of short and long-term forecasts.

(10)	Loss on extinguishment of debt is related to voluntary conversions of the 2029 Notes to common stock and the related extinguishment of unamortized debt discount and debt costs.
*EBITDA and Adjusted EBITDA are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section in this press release for additional information and reconciliations.

Forward-Looking Statements

This release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our industry, future events, and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to the date of this release. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; changes in government programs or applicable requirements; budgetary constraints, including any potential constraints as a result of recent or future federal government layoffs, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies, including government shutdowns or the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience; the failure of contracts comprising backlog to result in revenue due to changes in funding, terminations for convenience, or option periods going unexercised; the impact of tariffs or other restrictive trade measures; implementation of spending limits or changes in budgetary constraints; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential delays or changes in the government appropriations or procurement processes; our ability to remediate a material weakness in our internal control over financial reporting; risks regarding the market and our customers accepting and adopting our products, including future new product offerings; the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products; our ability to successfully execute and realize the benefits of joint ventures, channel sales relationships, partnerships, strategic alliances, subcontracting opportunities, customer contracts and other commercial agreements to which we are a party; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this release. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net loss before interest expense, interest income, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net (decrease) increase in fair value of derivatives, restructuring charges, non-recurring strategic initiatives, non-recurring litigation, transaction expenses, non-recurring integration costs, goodwill impairment, impairment of long-lived assets, and loss on extinguishment of debt.

Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as non-GAAP performance measures which are reconciled to the most directly comparable GAAP measure, in the tables included in this release. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net income (loss).

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables included in this release.

About BigBear.ai
BigBear.ai is a leading provider of AI-powered decision intelligence solutions and services for national security, defense, travel, trade, and enterprise. Customers and partners rely on BigBear.ai’s predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in McLean, Virginia, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit https://bigbear.ai/ and follow BigBear.ai on LinkedIn: @BigBear.ai and X: @BigBearai.

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